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                                                                          10.11

                         WALSH MANNING SECURITIES, LLC
                                90 BROAD STREET
                               NEW YORK, NY 10004


                                        February   , 1997


Jenna Lane, Inc.
1407 Broadway, Suite 1801
New York, NY 10018

Attention:  Mitchell Dobies, President

Gentlemen:

        This letter, when executed by the parties hereto, will constitute an agreement between Jenna Lane, Inc. (the "Company") and Walsh Manning Securities, LLC ("Walsh") pursuant to which the Company agrees to retain Walsh and Walsh agrees to be retained by the Company under the terms and conditions set forth below.

        1. The Company hereby retains Walsh to perform consulting services related to corporate finance and other financial services matters, and Walsh hereby accepts such retention. In this regard, subject to the terms set forth below, Walsh shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice. In addition, Walsh shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice.

        2. As compensation for the services described in paragraph 1 above, the Company shall pay to Walsh a fee of $90,000, for the full term of 24 months, payable in full in advance on the date hereof. In addition to the $90,000 compensation hereunder, the Company will reimburse Walsh for any and all reasonable expenses incurred by Walsh in the performance of its duties under paragraphs 3 or 4 hereunder, and Walsh shall account for such expenses to the Company. Such reimbursement shall accumulate and be paid monthly. No expenses shall be incurred or reimbursed without the prior consent of the Company. Nothing contained herein shall prohibit Walsh from receiving any additional compensation under paragraphs 3 and 4 herein or otherwise.
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        3.      In addition, Walsh shall hold itself ready to assist the
Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice, and will undertake such evaluations and negotiations upon prior written agreement as to additional compensation to be paid by the Company to Walsh with respect to such evaluations and negotiations.

        4. The Company and Walsh further acknowledge and agree that Walsh may act as a finder or financial consultant in various business transactions in which the Company may be involved, such as mergers, acquisitions or joint ventures. The Company hereby agrees that if in the event Walsh shall first introduce to the Company another party or entity, and that as a result of such introduction, a transaction is consummated, the Company shall pay to Walsh a fee equal to five percent of the first $1 million, four percent of the next $1 million, three percent of the next $1 million, two percent of the next $1 million and one percent thereafter of the consideration received by the Company from parties introduced to the Company by Walsh in non-financing related transactions (including mergers, acquisitions, joint ventures and other business transactions) consummated by the Company with a party introduced to the Company by Walsh. Such fee shall be paid in cash at the closing of the transaction to which it relates or at such time as the consideration is received or paid by the Company, and shall be payable whether or not the transaction involves stock, or a combination of stock and cash, or is made on the installment sale basis. In addition, if the Company shall, within 12 months immediately following the termination of this Agreement, consummate a transaction with any party first introduced by Walsh to the Company prior to such termination, the Company shall pay to Walsh a fee with respect to such transaction calculated in accordance with this paragraph.

        5. All obligations of Walsh contained herein shall be subject to Walsh's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. Walsh shall devote such time and effort to the performance of its duties hereunder as Walsh shall determine is reasonably necessary for such performance. Walsh may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to Walsh all information relevant to the performance by Walsh of its obligations under this Agreement, or particular projects as to which Walsh is acting as advisor, which will permit Walsh to know all facts material to the advice to be rendered, and all material or information reasonably requested by Walsh. In the event that the Company fails or refuses to furnish any such material or information reasonably requested by Walsh, and thus prevents or impedes Walsh's performance hereunder, any inability of

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Walsh to perform shall not be a breach of its obligations hereunder.

        6. Nothing contained in this Agreement shall limit or restrict the right of Walsh or of any partner, employee, agent or representative of Walsh, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of Walsh to render services of any kind to any other corporation, firm, individual or association.

        7. Walsh will hold in confidence any confidential information which the Company provides to Walsh pursuant to this Agreement unless the Company gives Walsh permission in writing to disclose such confidential information to a specific third party. In addition, all confidential information which the Company provided to Walsh in connection with its initial public offering shall be considered confidential information for purposes of this Agreement. Notwithstanding the foregoing, Walsh shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain through no fault of Walsh; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Walsh in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Walsh by governmental requirements. If Walsh is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, Walsh shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

        8. Each of the Company and Walsh agrees to indemnify and hold harmless each other, and their respective partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which Walsh or the Company is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of Walsh's service pursuant to this Agreement. The Company further agrees that Walsh shall incur no liability to the Company or any other party on account of this Agreement or any acts of omissions

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arising out of or related to the actions of Walsh relating to this Agreement or the performance or failure to perform any services under this Agreement except for Walsh's intentional or willful misconduct. This paragraph shall survive the termination of this Agreement. Notwithstanding the foregoing, no party otherwise entitled to indemnification shall be entitled thereto to the extent such party has been determined to have acted in a manner which has been deemed gross negligence or wilful misconduct regarding the matter for which indemnification is sought herein.

        9. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

        10. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

        11. This Agreement is for a term of twenty-four (24) months and may not be terminated by the Company. This Agreement may be terminated by Walsh at any time upon 30 days' notice; provided Walsh shall repay any portion of their fee which was not earned on the effective date of such termination ($3,750 multiplied by the number of months remaining in this agreement). Paragraphs 4, 7 and 8 shall survive the expiration or termination of this Agreement under all circumstances.

        12. Any notices hereunder shall be sent to the Company and to Walsh at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

        13. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

        14. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.




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        15.     This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 7, and their respective heirs, administrators, successors and permitted assigns.

        If you are in agreement with the foregoing, please execute two copies of this letter in the space provided below and return them to the undersigned.

                                              Very truly yours,

                                              WALSH MANNING SECURITIES, LLC

                                              By:
                                                 ----------------------------
                                                 An Authorized Representative

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN

JENNA LANE, INC.

By:
   --------------------------
   Mitchell Dobies
   President

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